UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported November 21, 2012

NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On November 21, 2012, NetREIT, Inc., a Maryland corporation (“Company”), by and through the formation of three newly formed Delaware limited liability companies (the “Borrower”) entered into a Loan Agreement (“Agreement”) to finance the three self-storage properties located at 13522 Main Street in Hesperia, California (Sparky’s Joshua Self-Storage), 1775 North Palm Avenue in Highland, California (Sparky’s Palm Self-Storage), and 16730 Walnut Street in Hesperia, California (Sparky’s Sunrise Self-Storage) (collectively the “Properties”).  The Properties were previously unencumbered.

The Agreement provides for a loan in the amount of $8,250,000, not including payment of third party and other closing costs, from Barclays Bank PLC (“Lender”) to the Borrower at an interest rate of 4.70% for a ten (10) year term amortized for thirty (30) years.  As part of the transaction, the Borrower executed a Promissory Note, Deed of Trust, Assignment of Lease and Rents, and Security Agreement and Fixture Filing which provides for the cross-collateralization and cross-default of the Properties.  As part of the Agreement, the Company executed a Guaranty of Recourse Obligations of Borrower providing for  a “carve-out” guaranty of the loan by the Company in the event that the Borrower engages in certain specified acts or intentional misrepresentation in connection with the execution and the delivery of the Agreement or other loan documents including but not limited to misapplication or misappropriation of rents, security deposits, or insurance proceeds; charges or criminal acts resulting in the seizure, forfeiture or loss of any individual property; the removal or disposal of any portion of any individual property after an event of default; the breach of any representation, warranty, covenant or indemnification provision in the loan documents; or the failure to pay taxes.

No prepayment of the loan under the Agreement is allowed until three (3) months prior to the maturity date of the loan, at which time it may be prepaid in full without penalty. Prepayment prior to that date will result in a defeasance payment to the Lender.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.29 and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement are made only for purposes of the Agreement and as of specified dates, are solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may be made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Seller, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01                      Financial Statements and Exhibits

10.29	Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: November 28, 2012	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer